UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2017

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Convertible Senior Notes

On June 20, 2017, Synaptics Incorporated (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $500 million aggregate principal amount of the Company’s 0.50% Convertible Senior Notes due 2022 (the “Notes”) in a private placement transaction pursuant to Rule 144A under the Securities Act, as amended (the “Securities Act”) (the “Offering”). Pursuant to the Purchase Agreement, the Company also granted the Initial Purchasers a 30-day option to purchase up to an additional $25 million aggregate principal amount of Notes, which was exercised in full on June 21, 2017. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The net proceeds from the Offering, after deducting discounts and commissions and estimated offering expenses payable by the Company, are approximately $514.0 million, which includes proceeds from the exercise of the Initial Purchasers’ option to purchase additional Notes. The Offering was completed on June 26, 2016.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The Company issued the Notes under an Indenture (the “Indenture”), dated as of June 26, 2017, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 0.50% per year. Interest will accrue from June 26, 2017 and will be payable semi-annually in arrears, on June 15 and December 15 of each year, beginning on December 15, 2017. The Notes are senior unsecured obligations of the Company and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s liabilities that are not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes will mature on June 15, 2022 (the “Maturity Date”), unless earlier repurchased, redeemed or converted.

Holders may convert all or any portion of their Notes, in multiples of $1,000 principal amounts, at their option at any time prior to the close of business on the business day immediately preceding March 15, 2022 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2017 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events.

On or after March 15, 2022 until the close of business on the business day immediately preceding the Maturity Date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amounts, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock, or a combination of cash and shares of common stock, at the Company’s election.

The conversion rate for the Notes is initially 13.6947 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $73.02 per share of common stock). The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company may not redeem the Notes prior to June 20, 2020. The Company may redeem for cash all or any portion of the Notes, at its option, on or after June 20, 2020 if the last reported sale price of the Company’s common stock, as determined by the Company, has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

The Indenture contains customary terms and covenants and events of default. If an Event of Default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In the case of certain events of bankruptcy, insolvency or reorganization (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

The Trustee or its affiliates have provided and may, from time to time, continue to provide certain commercial banking, financial advisory, investment banking and other services to the Company, for which they have received and may continue to receive customary fees and reimbursements of expenses.

An affiliate of the Trustee is an agent and a lender under the Company’s credit agreement. In addition, an affiliate of the Trustee is one of the Initial Purchasers.

The foregoing description of the Notes and the Indenture is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

Concurrent Share Repurchase

As previously announced, repurchases of the Company’s common stock were effected concurrently with the pricing of the Offering described above in privately negotiated transactions effected with or through Wells Fargo Securities, LLC or one of its affiliates pursuant to the Company’s previously authorized common stock repurchase program. The Company repurchased a total of 1,698,400 shares of common stock indirectly from purchasers of Notes in the Offering at a purchase price per share equal to the closing price per share of the Company’s common stock on June 20, 2017, which was $55.11, for an aggregate purchase price of approximately $93.6 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Purchase Agreement, dated as of June 20, 2017, by and between the Company and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

4.1	Indenture, dated as of June 26, 2017, by and between the Company and Wells Fargo, National Association, as trustee.

4.2	Form of 0.50% Convertible Senior Note due 2022 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	SYNAPTICS INCORPORATED

	By:	/s/ John McFarland
	Name:	John McFarland
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of June 20, 2017, by and between the Company and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

4.1	Indenture, dated as of June 26, 2017, by and between the Company and Wells Fargo, National Association, as trustee.

4.2	Form of 0.50% Convertible Senior Note due 2022 (included in Exhibit 4.1).